UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2011, the Board of Directors (the “Board”) of Valassis Communications, Inc. (the “Company”) appointed Ronald Goolsby as the Company’s Chief Operating Officer, effective January 1, 2012. The appointment was made in connection with the succession plan for the recently announced retirement of Alan F. Schultz as President and Chief Executive Officer (“CEO”) of the Company and election of Rob Mason as President and CEO, effective January 1, 2012.

Mr. Goolsby, age 51, has served as the Company’s Executive Vice President, Manufacturing and Client Services since January 2011. Prior to his role as Executive Vice President, he served as Senior Vice President of Corporate Process Improvement from May 2009 through December 2010. From March 2007 to May 2009, Mr. Goolsby led the shared mail client services group as Senior Vice President, Client Services. From August 2003 to March 2007, he was General Manager of Valassis 1 to 1 Solutions, in which his duties included integrating and consolidating operations from three different business units, and from January 2000 to August 2003, he held several leadership roles in Operations and served as the General Manager of Valassis Canada, the Company’s wholly-owned subsidiary. Prior to these roles, Mr. Goolsby held a number of positions throughout the Company’s print manufacturing organization, including seven years as Vice President of the Company’s largest manufacturing facility in Livonia, Michigan. Mr. Goolsby joined the Company in 1983.

A copy of the press release announcing the appointment of Mr. Goolsby is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the appointment, on August 22, 2011, the Company entered into an employment agreement amendment with Mr. Goolsby (the “Amendment”), the terms of which are effective January 1, 2012 upon his succession to the position of Chief Operating Officer of the Company. The Amendment, which was approved by the Compensation/Stock Option Committee of the Board and the Board, provides for, among other items, (i) the change in his title to Chief Operating Officer of the Company, (ii) an increase in his annual base salary to $425,000, and (iii) an extension of the term of his employment until December 31, 2013. All other terms and conditions of Mr. Goolsby’s current employment agreement remain in full force and effect. The Company has determined that there are no related person transactions with Mr. Goolsby, as contemplated by Item 404(a) of Regulation S-K. There are no family relationships between Mr. Goolsby and any other executive officer of the Company or member of the Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Valassis Communications, Inc. dated August 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: August 26, 2011	Name:	Todd Wiseley
	Title:	General Counsel and Senior Vice President, Administration

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Valassis Communications, Inc. dated August 26, 2011.